John E. Dolkart, Jr., SBN 259707

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Attorney for:

Plaintiffs

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO – CENTRAL DIVISION

PIONEER GROUP, LLC, a limited liability company; BLACK CAR, INC., a corporation; Plaintiffs, vs. HOLLY BROTHERS PICTURES, INC., a corporation; and DOES 1 through 10, inclusive; Defendant.	Case No.: 30-2017-00010522-CU-BC-CTL Assigned for All Purposes Hon. Gregory W. Pollack Dept. C-71 STIPULATION APPROVING SETTLEMENT AND ORDER THEREON Complaint Filed: March 2, 2018

STIPULATION

IT IS HEREBY STIPULATED AND AGREED by and between, Plaintiffs Pioneer Group, LLC and Black Car, Inc. (collectively “Plaintiffs” or individually as “Plaintiff”) and Defendant Holly Brothers Pictures, Inc., (the “Defendant”), collectively referred to as, “the Parties” or a “Party” where context may require and each of them having settled the above entitled matter by written agreement by entry into this Stipulation for Entry of Judgment and Order Thereon (“the Stipulation”) that all claims presented in Plaintiff’s Complaint have been and are now fully settled and resolved to the mutual satisfaction of all Parties pursuant to the terms of that certain written Settlement and Mutual Release Agreement  (the “Settlement Agreement”) by and between the Parties, dated March 21, 2018, a true and correct copy of which is on-file with the court at to which this Stipulation is included as an Exhibit thereto.

STIPULATION FOR THE ENTRY OF JUDGMENT AND ORDER THEREON

IT IS FURTHER STIPULATED AND AGREED by and between the Parties to dismiss the Entire Action, with prejudice, by the delivery of the executed Request for Dismissal to be filed upon the completion of the items of performance for the Defendant as further provided by the Settlement Agreement.

IT IS SO STIPULATED.

Dated: March 22, 2018

PIONEER GROUP, LLC

(“Plaintiff”)

By: /s/ Michael Caloway

Michael Caloway, Manager

Dated: March 22, 2018

BLACK CAR, INC.

(“Plaintiff”)

By: /s/ Keith Williams

Keith Williams, Manager

Dated: March 22, 2018

HOLLY BROTHERS PICTURES, INC.

(“Defendant”)

By: /s/ Brent Willson

Brent Willson,  Chief Executive Officer

STIPULATION FOR THE ENTRY OF JUDGMENT AND ORDER THEREON

ORDER

The Court have read and considered the Stipulation and there being no opposition to the Settlement Agreement proposed thereunder and on proof made to the satisfaction of the Court and good cause appearing therefore:

IT IS HEREBY ORDERED, ADJUDGED AND DECREED that the settlement and compromise of the above-entitled action pursuant to the terms of the Settlement Agreement, including the issuance of shares of common stock to the Plaintiffs by Defendant pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, and Corporations Code Section 25017(f)(3) and the stipulation for limited reservation of jurisdiction by the Court as contained therein are approved;

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the above-entitled Court has opined that the settlement agreement is fundamentally to all parties and the Court shall retain jurisdiction over the parties hereto to enforce the terms of the Settlement Agreement to the extent required therein.

Dated: April ___, 2018

________________________________________

                                          Hon. Gregory W. Pollack

                                        Judge of the Superior Court

STIPULATION FOR THE ENTRY OF JUDGMENT AND ORDER THEREON

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